UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2012

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2012, The Pantry, Inc. (the “Company”) entered into Amended and Restated Employment Agreements (the “Amended Agreements”) with the following named executive officers: Mr. Bierley, Mr. Bell and Mr. Lemerise. Copies of Amended Agreements are attached hereto as Exhibits 10.1-10.3 and the terms and conditions of such Amended Agreements are incorporated herein by reference.

The Amended Agreements contain substantially the same compensation, benefits, term and other provisions as are currently in effect under the existing Employment Agreements of the applicable named executive officer, subject to the following revisions:

•	clawback language was added to the Amended Agreements to allow the Company to recover payments made to the executive based upon improper accounting;

•
the definition of “Cause”  was revised to eliminate the reference to “continued failure by the employee to perform his duties” and replace it with “gross negligence or willful misconduct in the performance of the Employee’s duties”,

•	provisions relating to the payment of severance in the event of a termination of employment for Cause following a Change in Control were eliminated

•
under the prior agreements, no bonus was payable in the event of a termination of employment by the  Company without  Cause, whereas  under the Amended Agreements,  if the named executive officer is terminated without Cause, the named executive officer will receive  a pro-rata bonus for the year in which termination occurs if and when such bonus is earned;

•
the language relating to compliance with Section 409A of the Internal Revenue Code was revised, including the addition of a provision that all severance payments to which the named executive officer may become entitled will be made by March 15 of the year following the year in which termination occurs;

•
the language relating to 162(m) of the Internal Revenue Code was revised to permit the reduction of amounts payable to the executive if it would be advantageous to him to do so, provided that there is no additional cost to the Company; and

•	technical changes were made to the definition of a “Change in Control”, most of which are intended to limit the circumstances that would result in a Change in Control.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Mark R. Bierley and the Company
10.2	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Keith S. Bell and the Company
10.3	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Paul M. Lemerise and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Mark R. Bierley
Mark R. Bierley Senior Vice President and Chief Financial Officer

Date: January 13, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Mark R. Bierley and the Company
10.2	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Keith S. Bell and the Company
10.3	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Paul M. Lemerise and the Company